EXHIBIT 4.8
                          AMENDMENT NO. 6 TO THE
                              GADZOOKS, INC.
             1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN


     The Gadzooks, Inc. 1992 Incentive and Nonstatutory Stock Option Plan, as amended is hereby amended as follows:

     (1) The first paragraph of Section 3 thereof is hereby amended to read in its entirety as follows:

               "3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,500,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock."

     (2) Section 13(a)(i) thereof is hereby amended to read in its entirety as follows:

               "(i) an increase in the number of Shares subject to the Plan above 1,500,000 Shares, other than in connection with an adjustment under Section 11 of the Plan;"

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 6 as of the 18th day of June, 1998.

                                   GADZOOKS, INC.


                                   By:  /S/ MONTY R. STANDIFER
                                        --------------------------------
                                   Name:     Monty R. Standifer
                                   Title:    Senior Vice President,
                                             Chief Financial Officer,
                                             Treasurer and Secretary